UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2022

Akouos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39343	81-1716654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street
Suite 200
Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 410-1818

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2022, Akouos, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 17, 2022, by and among the Company, Eli Lilly and Company, an Indiana corporation (“Parent”), and Kearny Acquisition Corporation, a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, on October 31, 2022, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in exchange for (a) $12.50 per Share, net to the stockholder in cash, without interest (the “Cash Consideration”) and less any applicable tax withholding, plus (b) one non-tradable contingent value right (each, a “CVR”) per Share, which represents the contractual right to receive contingent payments of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a Contingent Value Rights Agreement (the “CVR Agreement”), dated as of November 30, 2022, by and among Parent, Purchaser, Computershare Inc. and Computershare Trust Company, N.A. (the Cash Consideration plus one CVR, collectively, the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute past 11:59 p.m., Eastern Time, on November 29, 2022 (such date and time, the “Expiration Time”), and was not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Purchaser that, as of the Expiration Time, 29,992,668 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing 81.1% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Tender Condition (as defined in the Merger Agreement) has been satisfied. As a result of the satisfaction of the Minimum Tender Condition and each of the other conditions to the Offer, on November 30, 2022, Parent and Purchaser accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the Cash Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on December 1, 2022, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of the Company or owned by the Company, or owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of Parent or Purchaser or (ii) Shares that were held by stockholders who were entitled to and properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL), including each Share that was subject to vesting or forfeiture restrictions granted pursuant to a Company Equity Plan (as defined in the Merger Agreement, and such Shares, “Company Restricted Stock”), was converted into the right to receive the Offer Price, without interest, from Purchaser, less any applicable tax withholding.

Pursuant to the Merger Agreement, the treatment of the Company’s equity awards was as follows:

•

at the Effective Time, each option to purchase Shares granted by the Company under a Company Equity Plan having an exercise price per Share less than the Cash Consideration (each such option, a “Company Cash-Out Stock Option”) that was outstanding immediately prior to the Effective Time, whether or not vested, was canceled and converted into the right to receive (x) an amount in cash (without interest and less any applicable tax withholdings) equal to the product of (A) the total number of Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Cash Consideration over the applicable exercise price per share underlying such Company Cash-Out Stock Option and (y) one CVR for each Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

•

effective as of November 23, 2022 (such date, the “Acceleration Date”), each then-outstanding and unexercised option to purchase Shares granted by the Company under a Company Equity Plan having an exercise price per Share equal to or greater than the Cash Consideration (each such option, a “Company Exercisable Pre-Close Stock Option”) vested in full and became exercisable up to and through the close of regular trading on the Nasdaq Global Select Market (“Nasdaq”) on November 28, 2022 in accordance with the terms and conditions of such Company Exercisable Pre-Close Stock Option in effect on the date of the Merger Agreement, and such Company Exercisable Pre-Close Stock Options terminated and were of no further force or effect as of immediately prior to the Effective Time if not exercised by the holder on or prior to the close of regular trading on November 28, 2022; and

•

at the Effective Time, each Share of Company Restricted Stock that was outstanding immediately prior to the Effective Time vested in full as of immediately prior to the Effective Time and was treated in the same manner as all other Shares in the Merger, subject to applicable tax withholding.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 18, 2022 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 1, 2022, in connection with the consummation of the Merger, the Company terminated the Amended and Restated Investors’ Rights Agreement, dated as of February 27, 2020, by and among the Company and the investors listed on Schedule A thereto. In addition, effective as of the Effective Time, the Company terminated the Company’s 2016 Stock Plan, the Company’s 2020 Stock Plan and the Company’s 2020 Employee Stock Purchase Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2022, the Company (i) notified Nasdaq of the anticipated consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Common Stock, effective as of 8:00 p.m., Eastern Time, on November 30, 2022, and, following the Effective Time, file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on December 1, 2022, a change in control of the Company occurred. At the Effective Time, the Company became a wholly-owned subsidiary of Parent. The Cash Consideration was funded through Parent’s cash on hand and borrowings at prevailing market interest rates under Parent’s commercial paper program.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Edward T. Mathers, Kush M. Parmar, Heather Preston, Saira Ramasastry, Vicki Sato, Emmanuel Simons and Arthur O. Tzianabos resigned from his or her respective position as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Philip L. Johnson, Chris Anderson and Michael C. Thompson, each a director of Purchaser immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Purchaser immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The officers of Purchaser immediately prior to the Effective Time were Philip L. Johnson as President, Chris Anderson as Secretary, Michael C. Thompson as Treasurer, Jonathan Groff as Assistant Secretary and Katie Lodato as Assistant Treasurer. Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. Biographical and other information with respect to Philip L. Johnson, Chris Anderson, Michael C. Thompson, Jonathan Groff and Katie Lodato is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on October 31, 2022 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of immediately following the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 8.01	Other Events.

On November 30, 2022, the Company and Parent issued a joint press release announcing the expiration of the Offer, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 17, 2022, by and among Eli Lilly and Company, Kearny Acquisition Corporation and Akouos, Inc. (incorporated by reference to Exhibit 2.1 to Akouos, Inc.’s Current Report on Form 8-K filed with the SEC on October 18, 2022).

3.1**	Amended and Restated Certificate of Incorporation of Akouos, Inc.

3.2**	Amended and Restated Bylaws of Akouos, Inc.

99.1	Joint Press Release, dated November 30, 2022, issued by Akouos, Inc. and Eli Lilly and Company (incorporated by reference to
Exhibit (a)(5)(B) to Amendment No. 3 to the Tender Offer Statement on Schedule TO of Eli Lilly and Company and Kearny Acquisition Corporation filed with the SEC on November 30, 2022).

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akouos, Inc.

By:	/s/ Philip L. Johnson
Name:	Philip L. Johnson
Title:	President

Dated: December 1, 2022